FUND PARTICIPATION AGREEMENT BY AND AMONG
                     WESTERN-SOUTHERN LIFE ASSURANCE COMPANY
                     AND TOUCHSTONE VARIABLE INSURANCE TRUST

                                 AMENDMENT NO. 1

This Amendment No. 1 to the Fund Participation Agreement is dated as of May 1, 1999 and amends Exhibit A to the Fund Participation Agreement (the "Agreement") dated January 1, 1999 made by and among (1) Western-Southern Life Assurance Company (Western-Southern"), on its own behalf and on behalf of Western-Southern Life Assurance Separate Account No. 1 and Western-Southern Life Assurance Company Separate Account No. 2 (each called a "Separate Account") and the various sub-accounts of each thereof as set forth in Exhibit A attached hereto and as may be amended from time to time (each a "Sub-Account") and (2) Touchstone Variable Insurance Trust, a Massachusetts business trust ("TVST"), and each separate series thereof, as set forth on Exhibit B hereof (each such portfolio of TVST being herein called a "Fund" or, together, the "Funds"), all of which Funds shall be made available to serve as underlying investment media for the Sub-Accounts.

WHEREAS, Western-Southern's Board of Directors has determined to establish three additional sub-accounts to be designated the Small Cap Value Sub-Account, the High Yield Sub-Account and the Enhanced 30 Sub-Account; and

WHEREAS, the Board of Trustees of TVST has amended and restated the Establishment and Designation of Series appended to its Declaration of Trust (the "Declaration") to add three additional series of Shares (as defined in the Declaration), to be designated the Small Cap Value Fund, the High Yield Fund and the Enhanced 30 Fund;

NOW THEREFORE, Exhibits A and B to the Agreement are hereby amended, effective as of May 1, 1999, to read as set forth in Exhibits A and B to this Agreement, the sole changes in Exhibit A being the addition of the Small Cap Value Sub-Account, the High Yield Sub-Account and the Enhanced 30 Sub-Account and the sole changes in Exhibit B being the addition of the Small Cap Value Fund, the High Yield Fund and the Enhanced 30 Fund.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY      TOUCHSTONE VARIABLE INSURANCE TRUST

By:      /s/ Patricia Wilson                 By:      /s/ Jill T. McGruder
         Patricia Wilson                              Jill T. McGruder
         Chief Compliance Officer                     President

          EXHIBIT A TO AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

Small Cap Value Sub-Account

Emerging Growth Sub-Account

International Equity Sub-Account

Income Opportunity Sub-Account

High Yield Sub-Account

Value Plus Sub-Account

Growth & Income Sub-Account

Enhanced 30 Sub-Account

Balanced Sub-Account

Bond Sub-Account

Standby Income Sub-Account

          EXHIBIT B TO AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

Touchstone Small Cap Value Fund

Touchstone Emerging Growth Fund

Touchstone International Equity Fund

Touchstone Income Opportunity Fund

Touchstone High Yield Fund

Touchstone Value Plus Fund

Touchstone Growth & Income Fund

Touchstone Enhanced 30 Fund

Touchstone Balanced Fund

Touchstone Bond Fund

Touchstone Standby Income Fund